Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CenterState Banks of Florida, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

/s/ KPMG LLP

Tampa, Florida

January 16, 2007

Certified Public Accountants